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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): October 19, 2009
                               (August 21, 2009)


                        ACE MARKETING & PROMOTIONS, INC.
             (Exact name of registrant as specified in its charter)

            NEW YORK                 000-51160                 11-3427886
  (State or other jurisdiction      (Commission               (IRS Employer
        of incorporation)           File Number)            Identification No.)


                  457 ROCKAWAY AVENUE, VALLEY STREAM, NY 11582
               (Address of principal executive offices (Zip Code)

                  Registrant's telephone number: (516) 256-7766

                     --------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))


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Item 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

        On July 14, 2009, Ace Marketing & Promotions, Inc. entered into a Placement Agent Agreement with Sierra Equity Group LLC, a FINRA registered broker-dealer ("Sierra"), to attempt to raise additional financing through the sale of its Common Stock and Warrants. Between August 21, 2009 and October 15, 2009, the Company closed on gross proceeds of $499,250 and received net cash proceeds of approximately $403,000, after commissions of approximately $50,000, legal expenses of $40,000 and blue sky, escrow and printing expenses of approximately $7,000. The planned use of proceeds is to primarily expand the Company's mobile and interactive divisions. In connection with the offering, the Company entered into a Financial Advisory Agreement with Sierra pursuant to which Sierra would receive 300,000 shares of Common Stock and an additional 10% of the number of shares sold in the offering. As of October 15, 2009, the Company is obligated to issue pursuant to the terms of the offering and the Financial Advisory Agreement an aggregate of 717,253 shares of Common Stock at an average per share price of $.696 per share and 358,627 Warrants exercisable at $1.00 per share to investors in the offering and an aggregate of 371,725 shares and 35,863 Warrants to Sierra. All securities are being issued pursuant to Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended. All certificates will bear an appropriate restrictive legend.

                                    SIGNATURE

Pursuant to the requirements of Section 13 or 15(b) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                              ACE MARKETING & PROMOTIONS, INC.


Dated:  October 19, 2009                      By: /s/ Michael D. Trepeta
                                                  -----------------------------
                                                  Michael D. Trepeta, President